Exhibit 10.4

PREPARED BY AND AFTER RECORDING RETURN TO:

Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Dr., 4th Floor Costa Mesa, CA 92626 Attn: Daniel P. Mallet
(For Recorder's Use Only)

CONSTRUCTION MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company, as mortgagor
(Borrower)
to
U.S. BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent, as mortgagee
(Administrative Agent)

Dated:    November 2, 2020
Location:    Cook County, Illinois

ATTENTION: COUNTY RECORDER - THIS MORTGAGE COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS MORTGAGE SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE, BUT ALSO AS A FIXTURE FILING COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE MORTGAGOR (DEBTOR) AND MORTGAGEE (SECURED PARTY) ARE SET FORTH IN THIS MORTGAGE.

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CONSTRUCTION MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
THIS CONSTRUCTION MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 2nd day of November, 2020, by KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, having its principal place of business at c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660, Attention: Dan Park, as mortgagor (“Borrower”) for the benefit of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a “Lender” and as “Administrative Agent” for the “Lenders” under the Loan Agreement (as hereinafter defined), in such capacity, together with is successors and assigns, “Administrative Agent”, as mortgagee, having an address at 4100 Newport Place, Suite 900, Newport Beach, California 92660.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Revolving and Term Loan Agreement dated as of the date hereof among Borrower, the Lenders from time to time party thereto and Administrative Agent (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lenders have agreed to make certain advances from time to time to Borrower in the maximum aggregate principal amount of THREE HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($375,000,000.00) (the “Loan”) and evidenced by one or more promissory notes made by Borrower and delivered to the Lenders (as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, collectively, the “Notes”);
WHEREAS, Borrower desires to secure the payment of the Loan, including the payment of all obligations and liabilities of Borrower to any Swap Counterparty under any Lender-Provided Swap Transaction (the “Lender-Provided Swap Obligations”), Fees and other costs, expenses, fees and interest relating to the Loan, and the other obligations of Borrower under the Loan Documents (as hereinafter defined) and the performance of all of its obligations under the Notes, the Loan Agreement and the other Loan Documents (all hereinafter referred to collectively as the “Debt”); and
WHEREAS, this Security Instrument is given pursuant to the Loan Agreement and secures the payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents, and each and every term and provision of the Loan Agreement and the Notes, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and will be considered a part of this Security Instrument (the Loan Agreement, the Notes, this Security Instrument, and all other documents evidencing or securing the Debt or delivered in connection with the making of the Loan (but expressly excluding the Indemnity and the Guaranties), together with all amendments, restatements, replacements, extensions, renewals, supplements or other modifications of any of the foregoing, are hereinafter referred to collectively as the “Loan Documents”). For avoidance of doubt, the Indemnity and the Guaranties shall not constitute “Loan Documents” as such term

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is defined herein, and neither the Indemnity nor any of the Guaranties is secured by this Security Instrument.
NOW THEREFORE, in consideration of the making of the Loan by the Lenders and the covenants, agreements, representations and warranties set forth in this Security Instrument:
Article 1 - GRANTS OF SECURITY
Section 1.1    PROPERTY MORTGAGED. In consideration of the indebtedness herein recited and as security for payment and performance of the payment of both principal and interest and the other obligations set forth below, Borrower has granted, conveyed, bargained, sold, alienated, enfeoffed, released, confirmed, transferred, pledged, warranted and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm, transfer, pledge, warrant and mortgage unto Administrative Agent, for the benefit of Administrative Agent and the Lenders, and grant a security interest to Administrative Agent, for the benefit of Administrative Agent and the Lenders, under and subject to the terms and conditions hereinafter set forth in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):
(a)Land. All right, title and interest, whether fee, leasehold or otherwise, in and to the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);
(b)Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;
(c)Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(d)Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is or will be located thereon or therein (including any Stored Materials wherever located, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by

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Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”);
(f)Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”);
(g)Personal Property. All personal property of Borrower which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including without limitation, all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, wherever located (including Stored Materials located off-site), including without limitation all such personal property which is used at or in connection with, or located within or about, the Land and the Improvements, or used or which it is contemplated will be used at or in connection with the development or construction of the Improvements together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state, states, commonwealth or commonwealths where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above.  Borrower represents, warrants and covenants that the Personal Property is not used or bought for personal, family or household purposes;
(h)Leases and Rents. All leasehold estate, right, title and interest of Borrower in and to all leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether

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written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including all cash, letters of credit or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Property Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations (as hereinafter defined);
(i)Condemnation Awards. All awards or payments (including any administrative fees or attorneys’ fees), including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
(j)Insurance Proceeds. All proceeds (including any administrative fees or attorneys’ fees) in respect of the Property under any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(k)Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(l)Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Administrative Agent in the Property;
(m)Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and

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all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;
(n)Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(o)Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including all accounts established or maintained pursuant to the Loan Documents; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(p)Swaps. All of Borrower’s present and future rights, titles and interests, but not its obligations, duties or liabilities for any breach, in, under and to all Swaps, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing including all “accounts”, “chattel paper”, “general intangibles” and “investment property” (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing;
(q)Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and
(r)Greater Estate. All right, title and interest of Borrower now owned or hereafter acquired by Borrower in and to any greater estate in the Land or the Improvements; and
(s)Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (r) above.
AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Administrative Agent, as secured party, for the benefit of Administrative Agent and the Lenders, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions, to secure the payment and performance of the Obligations, including but not limited to the Debt; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, will for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.
Section 1.2    ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Administrative Agent, for the benefit of Administrative Agent and the Lenders, all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being

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intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of Section 7.1(h) of this Security Instrument, Administrative Agent grants to Borrower a revocable license to collect, receive, use and enjoy the Rents. Borrower will hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Obligations, for use in the payment of such sums.
Section 1.3    SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Administrative Agent, for the benefit of Administrative Agent and the Lenders, as security for the Obligations, a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default occurs, Administrative Agent, in addition to any other rights and remedies which it may have, will have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Administrative Agent may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Administrative Agent after the occurrence, and during the continuance of an Event of Default, Borrower will, at its expense, assemble the Collateral and make it available to Administrative Agent at a convenient place (at the Land if tangible property) acceptable to Administrative Agent. Borrower will pay to Administrative Agent on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Administrative Agent in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Administrative Agent with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least 10 Business Days prior to such action, will, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Administrative Agent to the payment of the Obligations in such priority and proportions as Administrative Agent in its discretion deems proper. The principal place of business of Borrower (Debtor) is as set forth on page one hereof and the address of Administrative Agent (Secured Party) is as set forth on page one hereof.
Section 1.4    FIXTURE FILING. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, will operate also as a financing statement naming Borrower as Debtor and Administrative Agent as Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

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Section 1.5    PLEDGES OF MONIES HELD. Borrower hereby pledges to Administrative Agent, for the benefit of Administrative Agent and the Lenders, any and all monies now or hereafter held by Administrative Agent or on behalf of Administrative Agent in connection with the Loan, including the Net Proceeds, and any sums deposited in the Required Accounts, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Agreement.
CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Administrative Agent and its successors and assigns, forever;
PROVIDED, HOWEVER, this grant is made upon the express condition that, if Borrower pays to Administrative Agent the Obligations at the time and in the manner provided in the Loan Documents, and performs the Obligations in the time and manner set forth in the Loan Documents and complies with each and every covenant and condition set forth herein and in the other Loan Documents, the estate hereby granted will cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Administrative Agent pursuant to the provisions hereof will survive any such payment or release.
Article 2 - DEBT AND OBLIGATIONS SECURED
Section 2.1    DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt which includes, but is not limited to, the obligations of Borrower to pay the principal and interest owing pursuant to the terms and conditions of the Notes and the Loan Agreement.
Section 2.2    OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):
(a)the payment and performance of all other obligations of Borrower contained herein, including all fees and charges payable by Borrower;
(b)the payment and performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document, including all Lender-Provided Swap Obligations and all fees and charges payable by Borrower; and
(c)the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Loan Agreement or any other Loan Document.
Section 2.3    DEBT AND OTHER OBLIGATIONS. Borrower’s obligations for the payment of the Debt and the payment and performance of the Other Obligations will be referred to collectively herein as the “Obligations.”
Article 3 - BORROWER COVENANTS

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Borrower covenants and agrees that:
Section 3.1    PAYMENT OF OBLIGATIONS. Borrower will pay and perform the Obligations at the time and in the manner provided in the Loan Agreement, the Notes and this Security Instrument.
Section 3.2    INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Notes and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.3    INSURANCE. Borrower will, at no expense to Administrative Agent and/or any Lender, obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement. In the event Borrower fails to obtain, maintain, keep in force or deliver to Administrative Agent the policies of insurance required by the Loan Agreement in accordance with the terms thereof, Administrative Agent may (but has no obligation to) procure (upon no less than five (5) Business Days’ notice to Borrower) such insurance or single-interest insurance for such risks covering Administrative Agent’s and the Lenders’ interests, and Borrower will pay all premiums thereon promptly upon demand by Administrative Agent, and until such payment is made by Borrower, the amount advanced by Administrative Agent with respect to all such premiums will, at Administrative Agent’s option, bear interest at the Default Rate.
Section 3.4    MAINTENANCE OF PROPERTY. Borrower will cause the Property to be maintained in a good and safe condition and repair and otherwise in accordance with the Loan Agreement. The Improvements, the Fixtures, the Equipment and the Personal Property will not be removed, demolished or altered without the consent of Administrative Agent and the Required Lenders other than in accordance with the terms and conditions of the Loan Agreement. Borrower will promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation, and will complete and pay for any structure at any time in the process of construction or repair on the Land.
Section 3.5    WASTE. Borrower will not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any insurance policy which Borrower is obligated to maintain pursuant to the Loan Agreement, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Administrative Agent and the Required Lenders, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.6    PAYMENT OF LABOR AND MATERIALS.

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(a)Subject to Borrower’s right to contest pursuant to the terms of Section 3.6(b) below, Borrower will promptly pay prior to delinquency all bills and costs for labor and materials (“Labor and Material Costs”) incurred in connection with the Property and prevent the fixing of any lien against any part of the Property, even if it is inferior to this Security Instrument, for any such bill which may be legally due and payable. Borrower agrees to furnish, upon Administrative Agent’s request, reasonable proof of such payment to Administrative Agent after payment and before delinquency..
(b)After prior written notice to Administrative Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred, (ii) intentionally deleted, (iii) such proceeding is permitted and conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and will not constitute a default thereunder, (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (v) Borrower has furnished such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon. Administrative Agent may pay over, upon no less than five (5) Business Days’ written notice to Borrower, any such security or part thereof held by Administrative Agent to the claimant entitled thereto at any time when, in the reasonable judgment of Administrative Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) is in danger of being sold, forfeited, terminated, cancelled or lost or there is any danger of any Lien related to the contested Labor and Material Costs becoming senior in priority, in whole or in part, to the Lien of the Security Instrument. If Administrative Agent shall make any such payment, Borrower shall provide (at Borrower’s sole cost and expense) such endorsements to Administrative Agent’s title insurance policy or such other evidence as Administrative Agent may reasonably require to confirm no loss of priority of the Security Instrument.
(c)Borrower will cause, as a condition precedent to the closing of the loan secured hereby, Administrative Agent’s title insurer to insure in a manner acceptable to Administrative Agent in its sole discretion, that this Security Instrument is a valid and existing first priority lien on the Property free and clear of any and all exceptions for mechanic’s and materialman’s liens and all other liens and exceptions except as set forth in the mortgagee’s policy of title insurance accepted by Administrative Agent, and such title insurance policy may not contain an exception for broken lien priority.
Section 3.7    PAYMENT OF TAXES AND IMPOSITIONS.
(a)Borrower will pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes, assessments, duties, levies, imposts, deductions, charges or withholdings, of any kind or nature whatsoever, including nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create or may create a lien upon the Property (all the foregoing, collectively, “Impositions”).

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(b)After prior notice to Administrative Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding is permitted and conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and will not constitute a default thereunder, (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (iv) Borrower will promptly upon final determination thereof pay the amount of any such Impositions, together with all costs, interest and penalties which may be payable in connection therewith, and (v) Borrower has furnished such security as may be required in the proceeding, or as may be reasonably requested by Administrative Agent to insure the payment of any contested Impositions, together with all interest and penalties thereon. Administrative Agent may pay over (upon no less than five (5) Business Days’ written notice to Borrower) any such security or part thereof held by Administrative Agent to the claimant entitled thereto at any time when, in the reasonable judgment of Administrative Agent, the entitlement of such claimant is established or the Property (or part thereof or interest therein) is in danger of being sold, forfeited, terminated, cancelled or lost or there is any danger of any Lien related to the contested Impositions becoming senior in priority, in whole or in part, to the Lien of the Security Instrument. If Administrative Agent shall make any such payment, Borrower shall provide (at Borrower’s sole cost and expense) such endorsements to Administrative Agent’s title insurance policy or such other evidence as Administrative Agent may reasonably require to confirm no loss of priority of the Security Instrument.
Section 3.8    CHANGE OF NAME, JURISDICTION. In addition to the restrictions contained in the Loan Agreement, Borrower will not change Borrower’s name, identity (including its trade name or names) or jurisdiction of formation or organization unless Borrower has first obtained the prior written consent of Administrative Agent to such change (which consent shall not be unreasonably withheld, conditioned or delayed), and has taken all actions reasonably necessary or reasonably required by Administrative Agent to file or amend any financing statements or continuation statements to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower will notify Administrative Agent in writing of any change in its organizational identification number at least ten (10) Business Days in advance of such change becoming effective. If Borrower does not now have an organizational identification number and later obtains one, Borrower will promptly notify Administrative Agent in writing of such organizational identification number. At the request of Administrative Agent, Borrower will execute a certificate in form reasonably satisfactory to Administrative Agent listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does, and has previously never done, business under no other trade name with respect to the Property.
Section 3.9    UTILITIES. Borrower will pay or cause to be paid prior to delinquency all utility charges that are incurred by Borrower for the benefit of the Property or that may become a charge or lien against the Property for gas, electricity, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Property or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

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Section 3.10    CASUALTY. After obtaining knowledge of the occurrence of any damage, destruction or other casualty to the Property or any part thereof, whether or not covered by insurance, Borrower must immediately notify Administrative Agent in writing. In the event of such casualty, all proceeds of insurance (collectively, the “Insurance Proceeds”) must be payable to Administrative Agent and no other party, and Borrower hereby authorizes and directs any affected insurance company to make payment of such Insurance Proceeds directly to Administrative Agent and no other party. If Borrower receives any Insurance Proceeds, Borrower must pay over such Insurance Proceeds to Administrative Agent within 2 Business Days. Administrative Agent is hereby authorized and empowered by Borrower to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance. Notwithstanding the above, provided that (i) such proceeds do not exceed $1,000,000.00 for any Property (as defined in the Loan Agreement), (ii) no Event of Default exists, and (iii) the casualty does not materially impair the value of the Project, Borrower may retain such proceeds (which shall be applied to the restoration of the Improvements to the extent required to repair a casualty). In the event of a foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to any Insurance Proceeds will vest in the purchaser at such foreclosure or in Administrative Agent, for the benefit of Administrative Agent and the Lenders or other transferee in the event of such other transfer of title. Nothing herein will be deemed to excuse Borrower from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the availability or sufficiency of Insurance Proceeds, and the application or release by Administrative Agent of any Insurance Proceeds will not cure or waive any Default, Event of Default or notice of Default or Event of Default or invalidate any action taken by or on behalf of Administrative Agent pursuant to any such notice.
Section 3.11    CONDEMNATION. If any proceeding or action is commenced for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Borrower receive any notice or other information regarding such proceeding, action, taking or damage, Borrower must immediately notify Administrative Agent in writing. Administrative Agent may commence, appear in and prosecute in its own name any such action or proceeding. Administrative Agent may also make (during the existence of an Event of Default) any compromise or settlement in connection with such taking or damage. Neither Administrative Agent nor any Lender will be liable to Borrower for any failure by Administrative Agent to collect or to exercise diligence in collecting any such compensation for a taking. All compensation, awards, damages, rights of action and proceeds awarded to Borrower by reason of any such taking or damage to the Property or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (the “Condemnation Proceeds”) are hereby assigned to Administrative Agent, for the benefit of Administrative Agent and the Lenders, and Borrower agrees to execute such further assignments of the Condemnation Proceeds as Administrative Agent may require. Nothing herein will be deemed to excuse Borrower from repairing, maintaining or restoring the Property as provided in this Security Instrument, regardless of the availability or sufficiency of any Condemnation Proceeds, and the application or release by Administrative Agent of any Condemnation Proceeds

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will not cure or waive any Default, Event of Default or notice of Default or Event of Default or invalidate any action taken by or on behalf of Administrative Agent pursuant to any such notice. In the event of a foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Condemnation Proceeds will vest in the purchaser at such foreclosure or in Administrative Agent, for the benefit of Administrative Agent and the Lenders, or other transferee in the event of such other transfer of title.
Section 3.12    AVAILABILITY OF NET PROCEEDS.
(a)In the event of any damage or destruction of the Property, Administrative Agent shall apply all Insurance Proceeds remaining after deductions of all expenses of collection and settlement thereof, including, without limitation, reasonable attorneys’ and adjustors’ fees and expenses, to the restoration of the Improvements but only as repairs or replacements are effected and continuing expenses become due and payable; provided that the following conditions are met: (a) no Event of Default exists that has not been cured; (b) the Loan is in balance (taking into account all costs of reconstruction and the amount of the Insurance Proceeds, if any, the amount of operating expenses and interest that will accrue under the Notes, and any additional funds deposited by Borrower with Administrative Agent to pay for such costs of reconstruction); (c) Administrative Agent has determined, in its sole discretion, that the damage or destruction can be repaired and that the damaged portion of the Improvements can be completed according to the requirements of the Loan Agreement; (d) Administrative Agent and all applicable governmental authorities have approved the final plans and specifications for reconstruction of the damaged portion of the Improvements; (e) Administrative Agent has approved, for the reconstruction of the damaged portion of the Improvements, in its sole discretion, the budget, the construction schedule and the construction contract; and (f) Administrative Agent has determined, in its sole discretion, that upon completion of the reconstruction work, the Loan to Value Requirement will be satisfied, provided Trustor may pay down the Loan so that the foregoing requirement in this clause (f) is satisfied. If any one or more of such conditions set forth herein have not been met, Administrative Agent will not be obligated to make any further disbursements pursuant to the Loan Agreement, and Administrative Agent shall apply all Insurance Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes, (without payment of a prepayment premium other than breakage fees) together with all accrued interest thereon, in such order as Administrative Agent may elect, notwithstanding that the outstanding balance may not be due and payable.
(b)In the event of any taking or condemnation of the Property or any part thereof or interest therein, all Condemnation Proceeds will be paid to Administrative Agent, for the benefit of Administrative Agent and the Lenders. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys’ fees, incurred by it in connection with any such action or proceeding, Administrative Agent shall apply all such Condemnation Proceeds to the restoration of the Improvements (other than Condemnation Proceeds attributable to temporary use or occupancy which may be applied, at Administrative Agent’s option, to installments of principal and interest and other charges due under the Notes and other Loan Documents when the same become due and payable, without payment of a prepayment premium other than breakage fees) provided that:

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(i)the taking or damage will not, in Administrative Agent’s reasonable judgment, materially impair the security for the Loan; and
(ii)all conditions set forth in Section 3.12(a) above with respect to the disbursement of Insurance Proceeds are met.
If all of the above conditions are met, Administrative Agent shall disburse the Condemnation Proceeds in accordance with the Loan Agreement and only as repairs or replacements are effected and continuing expenses become due and payable. If any one or more of the above conditions are not met, Administrative Agent shall apply all of the Condemnation Proceeds, after deductions as herein provided, to the repayment of the outstanding balance of the Notes (without payment of prepayment premiums other than breakage fees), together with all accrued interest thereon, in such order as Administrative Agent may elect, notwithstanding that said outstanding balance may not be due and payable, and Administrative Agent will have no further obligation to make disbursements pursuant to the Loan Agreement or the other Loan Documents. If the Condemnation Proceeds are not sufficient to repay the portion of the Loan allocable to the Property covered by this Deed of Trust and Administrative Agent or Lenders have determined that its security for the Loan is materially impaired, Borrower shall immediately pay any such remaining balance allocable to the Property, together with all accrued interest thereon. Notwithstanding the above, provided the Condemnation Proceeds do not exceed $500,000, no Event of Default exists, and the taking has not materially impaired the value of the Property, Borrower may retain such Condemnation Proceeds.
(c)The term “Net Proceeds” means (i) the net amount of the Insurance Proceeds received by Administrative Agent after deduction of Administrative Agent’s costs and expenses (including attorneys’ fees), if any, in collecting the same; or (ii) the net amount of the Condemnation Proceeds received by Administrative Agent after deduction of Administrative Agent’s costs and expenses (including attorneys’ fees), if any, in collecting the same, whichever the case may be; and (iii) any additional deposit the Administrative Agent requires the Borrower to make to the Administrative Agent in connection with such casualty or condemnation proceeding.
Article 4 - OBLIGATIONS AND RELIANCES
Section 4.1    RELATIONSHIP OF BORROWER AND LENDERS. The relationship between Borrower and Administrative Agent and the Lenders is solely that of debtor and creditor, and neither Agent nor any Lender has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, this Security Instrument or any of the other Loan Documents, the Indemnity or the Guaranties will be construed so as to deem the relationship between Borrower and Administrative Agent and the Lenders to be other than that of debtor and creditor.
Section 4.2    NO RELIANCE ON LENDERS. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Administrative Agent and the Lenders are relying solely upon such expertise and business plan in connection with the

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ownership and operation of the Property. Borrower is not relying on Administrative Agent’s or any Lender’s expertise, business acumen or advice in connection with the Property.
Section 4.3    NO ADMINISTRATIVE AGENT OBLIGATIONS.
(a)Notwithstanding anything to the contrary contained in this Security Instrument, neither Administrative Agent nor any Lender is undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.
(b)By accepting or approving anything required to be observed, performed or fulfilled or to be given to Administrative Agent or any Lender pursuant to this Security Instrument, the Loan Agreement or the other Loan Documents, the Indemnity or the Guaranties, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Administrative Agent nor any Lender will be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof will not constitute any warranty or affirmation with respect thereto by Administrative Agent or any Lender.
Section 4.4    RELIANCE. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Notes, this Security Instrument and the other Loan Documents, the Indemnity or the Guaranties, Administrative Agent and the Lenders are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article V of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Administrative Agent or any Lender; that such reliance existed on the part of Administrative Agent and the Lenders prior to the date hereof; that the warranties and representations are a material inducement to the Lenders in making the Loan and Administrative Agent and the Lenders in entering into the Loan Agreement; and that the Lenders would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article V of the Loan Agreement.
Article 5 - FURTHER ASSURANCES
Section 5.1    RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Administrative Agent in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all reasonable expenses incident to the preparation, execution, acknowledgment and/or recording of the Notes, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the

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execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
Section 5.2    FURTHER ACTS, ETC. Borrower will, at Borrower’s sole cost and expense, and without expense to Administrative Agent or any Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Administrative Agent may, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Administrative Agent (for the benefit of itself and the Lenders) the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Administrative Agent, for the benefit of Administrative Agent and the Lenders, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable Laws and Governmental Requirements. Borrower, within ten (10) Business Days following written demand by Administrative Agent, will execute and deliver, and in the event it fails to so execute and deliver, hereby authorizes Administrative Agent to execute in the name of Borrower or file or record without the signature of Borrower to the extent Administrative Agent may lawfully do so, one or more financing statements (including initial financing statements and amendments thereto and continuation statements), to evidence more effectively the security interest of Administrative Agent in the Property. Borrower also ratifies its authorization for Administrative Agent to have filed or recorded any like initial financing statements, amendments thereto and continuation statements, if filed or recorded prior to the date of this Security Instrument. Borrower grants to Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent at law and in equity, including such rights and remedies available to Administrative Agent pursuant to this Section. To the extent not prohibited by applicable law, Borrower hereby ratifies all acts Administrative Agent has lawfully done in the past or will lawfully do or cause to be done in the future by virtue of such power of attorney.
Section 5.3    CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.
(a)If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Administrative Agent’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any, in accordance with the applicable provisions of the Loan Agreement.
(b)Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Property, or any part thereof, and no deduction will otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt.

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(c)If at any time the United States of America, any State thereof or any subdivision of any such State will require revenue or other stamps to be affixed to the Notes, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
Article 6 - DUE ON SALE/ENCUMBRANCE
Section 6.1    ADMINISTRATIVE AGENT RELIANCE. Borrower acknowledges that Administrative Agent and the Lenders have examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment and performance of the Obligations. Borrower acknowledges that Administrative Agent and the Lenders have a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Obligations or the performance of the Obligations, Administrative Agent, for the benefit of Administrative Agent and the Lenders, can recover the Obligations by a sale of the Property.
Section 6.2    NO TRANSFER. Borrower will comply in all respects with the provisions of the Loan Agreement regarding (a) selling, transferring, leasing, conveying or encumbering the Land, the Equipment or the Improvements or the direct or indirect interests in Borrower, and (b) changing control of Borrower.
Article 7 - RIGHTS AND REMEDIES UPON DEFAULT
Article 7.1    REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, unless such Event of Default is subsequently waived in writing by the Required Lenders or Administrative Agent, as applicable (provided that the Required Lenders and Administrative Agent have no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver), Administrative Agent may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:
(a)intentionally omitted;
(b)institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c)with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;
(d)intentionally omitted;

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(e)institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Loan Agreement or in the other Loan Documents;
(f)to the extent permitted by applicable law, recover judgment on the Obligations either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g)apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Borrower, any guarantor or any indemnitor with respect to the Loan or of any Person liable for the payment of the Obligations. Borrower waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and his agents will be empowered to (i) take possession of the Property and perform all necessary or desirable acts with respect to management and operation of the Property, (ii) exclude Borrower and Borrower’s agents, servants, and employees from the Property, (iii) collect the rents, issues, profits, and income therefrom, (iv) complete any construction which may be in progress, (v) do such maintenance and make such repairs and alterations as the receiver deems necessary, (vi) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (vii) to pay all taxes and assessments against the Property, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, (viii) generally do anything which Borrower could legally do if Borrower were in possession of the Property, and (ix) take any other action permitted by law. All expenses incurred by the receiver or his agents will constitute a part of the Obligations. Any revenues collected by the receiver will be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and by Administrative Agent, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance will be applied toward the Obligations or in such other manner as the court may direct. Unless sooner terminated with the express consent of Administrative Agent, any such receivership will continue until the Obligations have been discharged in full, or until title to the Property has passed after a receivership sale or a foreclosure sale and all applicable periods of redemption have expired;
(h)the license granted to Borrower under Section 1.2 hereof will automatically be revoked and Administrative Agent may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Administrative Agent upon demand, and thereupon Administrative Agent may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Administrative Agent deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part

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thereof; (v) require Borrower to pay monthly in advance to Administrative Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Administrative Agent or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Administrative Agent and the Required Lenders deem appropriate in their sole discretion after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Administrative Agent, its in-house and outside counsel, agents and employees;
(i)exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Administrative Agent may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property for the benefit of Administrative Agent and the Lenders, and (ii) require Borrower at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Administrative Agent at a convenient place acceptable to Administrative Agent, for the benefit of Administrative Agent and the Lenders. Any notice of sale, disposition or other intended action by Administrative Agent with respect to the Fixtures, the Equipment and/or the Personal Property sent to Borrower in accordance with the provisions hereof at least 5 days prior to such action, will constitute commercially reasonable notice to Borrower;
(j)apply any sums then deposited or held in escrow or otherwise by or on behalf of Administrative Agent in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order as determined in the sole and absolute discretion of Administrative Agent and the Required Lenders:
(i)Taxes;
(ii)Insurance Premiums;
(iii)Interest on the unpaid principal balance of the Notes;
(iv)The unpaid principal balance of the Notes;
(v)All other sums payable pursuant to the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents, including advances made by Administrative Agent pursuant to the terms of this Security Instrument;
(k)pursue such other remedies as Administrative Agent may have under the other Loan Documents, the Indemnity or the Guaranties, and/or applicable law; or

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(l)apply the undisbursed balance of any Net Proceeds, together with interest thereon, if any, to the payment of the Obligations in such order, priority and proportions as Administrative Agent and the Required Lenders will deem to be appropriate in their discretion.
In addition to the foregoing, Administrative Agent and/or the Lenders may exercise any and all additional rights and remedies specified in the Loan Agreement, including that the Required Lenders may declare that the Commitments are terminated and/or declaring that the entire unpaid principal balance of the Obligations are immediately due and payment, together with accrued and unpaid interest thereon.
In the event of a sale, by foreclosure or otherwise, of less than all of Property, this Security Instrument will continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 7.2    APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Administrative Agent pursuant to the Notes, this Security Instrument or the other Loan Documents, may be applied by Administrative Agent to the payment of the Obligations in such priority and proportions as Administrative Agent and the Required Lenders in their discretion will deem proper, to the extent consistent with applicable Laws.
Section 7.3    ACTIONS AND PROCEEDINGS. Borrower will give Administrative Agent prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Property, the security hereof or the rights or powers of Administrative Agent. Administrative Agent has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Administrative Agent, in its discretion, decides should be brought to protect its interest in the Property.
Section 7.4    RECOVERY OF SUMS REQUIRED TO BE PAID. Administrative Agent will have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations is due, and without prejudice to the right of Administrative Agent thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced. In the event Borrower is curing a default or is paying off the Loan and Administrative Agent has incurred fees which Borrower is obligated to pay to Administrative Agent under any of the Loan Documents, and such amount has not been reduced to a final amount at the time Borrower is curing the default or is paying off the Loan, Administrative Agent may require Borrower to pay a reasonable estimate of such fees with the payment curing the default or with the payoff of the Loan, and any amount paid in excess of the estimate by the Borrower will be refunded to the Borrower after the final amount of such fee is determined.
Section 7.5    OTHER RIGHTS, ETC.
(a)The failure of Administrative Agent or the Lenders to insist upon strict performance of any term hereof will not be deemed to be a waiver of any term of this Security

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Instrument. Borrower will not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Administrative Agent to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes, the Indemnity or the Guaranties, or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Administrative Agent or the Lenders extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument or the other Loan Documents.
(b)It is agreed that the risk of loss or damage to the Property is on Borrower, and neither Administrative Agent or the Lenders will have any liability whatsoever for decline in value of the Property, for failure to maintain any insurance policies, or for failure to determine whether insurance in force is adequate as to the amount or nature of risks insured. Possession by Administrative Agent will not be deemed an election of judicial relief if any such possession is requested or obtained with respect to all or any portion of the Property or collateral not in Administrative Agent’s possession.
(c)Administrative Agent may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent thereafter to foreclose this Security Instrument. The rights of Administrative Agent under this Security Instrument will be separate, distinct and cumulative and none will be given effect to the exclusion of the others. No act of Administrative Agent will be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Administrative Agent will not be limited exclusively to the rights and remedies herein stated but will be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 7.6    RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Administrative Agent may release any portion of the Property for such consideration as Administrative Agent may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder are reduced by the actual monetary consideration, if any, received by Administrative Agent for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Administrative Agent may require without being accountable for so doing to any other lienholder. This Security Instrument will continue as a lien on, and security interest in, the remaining portion of the Property.
Section 7.7    INTENTIONALLY DELETED.
Section 7.8    RIGHT OF ENTRY. Upon reasonable notice to Borrower (and subject to the rights of tenants under their respective leases), Administrative Agent and its agents will have the right to enter and inspect the Property at all reasonable times.
Section 7.9    BANKRUPTCY.

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(a)After the occurrence, and during the continuance, of an Event of Default, Administrative Agent will have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(b)If there is filed by or against Borrower a petition under the Bankruptcy Code and Borrower, as lessor under any Lease, determines to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower will give Administrative Agent not less than 10 days’ prior notice of the date on which Borrower will apply to the bankruptcy court for authority to reject the Lease (or such lesser notice as may be reasonably practicable under the circumstances). Administrative Agent will have the right, but not the obligation, to serve upon Borrower within such 10 day period a notice stating that (i) Administrative Agent demands that Borrower assume and assign the Lease to Administrative Agent pursuant to Section 365 of the Bankruptcy Code and (ii) Administrative Agent covenants to cure or provide adequate assurance of future performance under the Lease. If Administrative Agent serves upon Borrower the notice described in the preceding sentence, Borrower will not seek to reject the Lease and will comply with the demand provided for in clause (i) of the preceding sentence within 30 days after the notice is given, subject to the performance by Administrative Agent of the covenant provided for in clause (ii) of the preceding sentence.
Section 7.10    INTENTIONALLY OMITTED.
Section 7.11    ACCEPTANCE OF PAYMENTS. Borrower agrees that if Borrower makes a tender of a payment but does not simultaneously tender payment of any late charge, Default Rate interest, Lender-Provided Swap Obligations or other amount then due and owing by Borrower under this Security Instrument or the other Loan Documents, and such payment is accepted by Administrative Agent or any Lender, with or without protest, such acceptance will not constitute any waiver of Administrative Agent’s or such Lender’s rights to receive such amounts. Furthermore, if Administrative Agent accepts any payment from Borrower or any Guarantor after a Default or Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Default or Event of Default.
Article 8 - ENVIRONMENTAL HAZARDS
Section 8.1    ENVIRONMENTAL COVENANTS. Borrower has provided representations, warranties and covenants regarding environmental matters set forth in the Indemnity and Borrower will comply with the aforesaid covenants regarding environmental matters. Notwithstanding anything in this Security Instrument to the contrary, the term “Obligations” does not include any obligations or liabilities under the Indemnity (as defined in the Loan Agreement) and the obligations and liabilities under the Indemnity are not secured by this Security Instrument.
Article 9 - INDEMNIFICATION

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The provisions of Section 2.10(b), Section 6.24 (Fees and Expenses) and Section 10.1 (General Indemnities) of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein. Notwithstanding the foregoing or anything in this Security Instrument to the contrary, however, this Security Instrument shall not secure Borrower’s obligations under the Indemnity or Guarantor’s obligations under any Guaranty.
Article 10 - CERTAIN WAIVERS
Section 10.1    WAIVER OF OFFSETS; DEFENSES; COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent and/or any Lender to offset any obligations to make the payments required by the Loan Documents. No failure by Administrative Agent or any Lender to perform any of its obligations hereunder will be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.
Section 10.2    MARSHALLING AND OTHER MATTERS. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption Laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all other Persons to the extent permitted by applicable law.
Section 10.3    WAIVER OF NOTICE. To the extent permitted by applicable law, and unless such notice is required pursuant to the terms hereof, the Indemnity, Guaranties or any Loan Documents, Borrower will not be entitled to any notices of any nature whatsoever from Administrative Agent and/or the Lenders except with respect to matters for which this Security Instrument or any of the other Loan Documents specifically and expressly provides for the giving of notice by Administrative Agent or any Lender to Borrower and except with respect to matters for which Administrative Agent or any Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Administrative Agent and/or the Lenders with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Administrative Agent and/or the Lenders to Borrower. All sums payable by Borrower pursuant to this Security Instrument must be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder will in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Property or any part thereof; (c) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Administrative Agent or

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any Lender, or any action taken with respect to this Security Instrument by any trustee or receiver of Administrative Agent or any Lender, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Administrative Agent or any Lender; (f) any default or failure on the part of Administrative Agent or any Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Borrower has notice or knowledge of any of the foregoing.
Section 10.4    WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.
Article 11 - NOTICES
All notices or other written communications hereunder will be delivered in accordance with the notice provisions of the Loan Agreement.
Article 12 - APPLICABLE LAW
Section 12.1    GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT AND THE NOTES, AND THIS SECURITY INSTRUMENT AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS.
TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF ILLINOIS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS SECURITY INSTRUMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS, (C) SUBMITS TO THE JURISDICTION AND VENUE OF

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SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN WILL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS SECURITY INSTRUMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).
Section 12.2    PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof will be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term will not be affected thereby.
Article 13 - DEFINITIONS
All capitalized terms not defined herein will have the respective meanings set forth in the Loan Agreement. If a capitalized term is defined herein and the same capitalized term is defined in the Loan Agreement, then the capitalized term that is defined herein will be utilized for the purposes of this Security Instrument, provided that the foregoing does not impact provisions that are incorporated herein by reference. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” will mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein, without limitation or waiver of any restrictions on transfers of any interests therein as set forth in any Loan Document,” the word “Administrative Agent” will mean “Administrative Agent and any subsequent administrative agent for the Lenders with respect to the Loan, the word “Property” will include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” will include any and all in-house and outside attorneys’, paralegals’ and law clerks’ fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Administrative Agent and/or any Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
Article 14 - MISCELLANEOUS PROVISIONS
Section 14.1    NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or

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by any act or failure to act on the part of Borrower or Administrative Agent, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 14.2    SUCCESSORS AND ASSIGNS. This Security Instrument will be binding upon Borrower and will inure to the benefit of Borrower, Administrative Agent and the Lenders and their respective successors and assigns forever.
Section 14.3    INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Loan Agreement, the Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Notes and this Security Instrument will be construed without such provision.
Section 14.4    HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 14.5    SUBROGATION. If any or all of the proceeds of the Loan have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Administrative Agent will be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, and are merged with the lien and security interest created herein as cumulative security for the repayment of the Obligations, the performance and discharge of Borrower’s obligations hereunder, under the Loan Agreement, the Notes and the other Loan Documents and the performance and discharge of the Other Obligations.
Section 14.6    ENTIRE AGREEMENT. The Notes, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement among Borrower, the Lenders and Administrative Agent with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements among Borrower, the Lenders and Administrative Agent with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or the Lenders to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents.
Section 14.7    LIMITATION ON ADMINISTRATIVE AGENT’S RESPONSIBILITY. No provision of this Security Instrument will operate to place any obligation or liability for the control, care, management or repair of the Property upon Administrative Agent or any Lender, nor will it operate to make Administrative Agent or any Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of

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the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained will be construed as constituting Administrative Agent a “mortgagee in possession.”
Section 14.8    JOINT AND SEVERAL. If more than one Person has executed this Security Instrument as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder will be joint and several.
Section 14.9    ADMINISTRATIVE AGENT’S DISCRETION. Whenever, pursuant to this Security Instrument or any of the other Loan Documents, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to Administrative Agent, or Administrative Agent exercises any right to grant or withhold consent, or Administrative Agent exercises its discretion in making any decision, the decision of Administrative Agent will, except as is otherwise specifically herein provided, be in the sole and absolute discretion of Administrative Agent and will be final and conclusive.
Section 14.10    NO MERGER. So long as the Obligations owed to the Lenders secured hereby remain unpaid and undischarged and unless Administrative Agent otherwise consents in writing, the fee, leasehold, subleasehold and sub-subleasehold estates in and to the Property will not merge but will always remain separate and distinct, notwithstanding the union of estates (without implying Borrower’s consent to such union) either in Borrower, Administrative Agent, any tenant or any third party by purchase or otherwise. In the event this Security Instrument is originally placed on a leasehold estate and Borrower later obtains fee title to the Property, such fee title will be subject and subordinate to this Security Instrument.
Section 14.11    LIMITED RECOURSE PROVISION. Except as to Guarantor as set forth in the Guaranties, Administrative Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Borrower (including the members of Borrower), or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower, including any such owners of Borrower (except for Guarantor as provided in the Guaranties) with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranties or Administrative Agent’s right to exercise any rights or remedies against any collateral securing the Loan.
Article 15 - STATE-SPECIFIC PROVISIONS
Section 15.1    PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 15 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 15 will control and be binding.
Section 15.2    ASSESSMENTS AGAINST PROPERTY. Borrower will not, without the prior written approval of Administrative Agent, which may be withheld for any reason, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments

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or other monetary obligations or burdens on the Property, and this provision serves as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Borrower or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Administrative Agent’s express written consent, the rights of Administrative Agent and the Lenders in the Property pursuant to this Security Instrument or following any foreclosure of this Security Instrument, and the rights of any person or entity to whom Administrative Agent might transfer the Property following a foreclosure of this Security Instrument, will be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.
Section 15.3    COMPLIANCE WITH ILLINOIS MORTGAGE FORECLOSURE LAW. In the event that any provision in this Security Instrument is inconsistent with any provision of Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq.; as amended or recodified from time to time, the “Act”), the provisions of the Act will take precedence over the provisions of this Security Instrument, but will not invalidate or render unenforceable any other provision of this Security Instrument that can be construed in a manner consistent with the Act. In the event any provision of the Act which is specifically referred to herein may be repealed, Administrative Agent, and each Lender (if applicable), will have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference. Furthermore, if any provision of this Security Instrument grants to Administrative Agent and/or any Lender (including Administrative Agent acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon or following the occurrence, and during the continuance, of an Event of Default that are more limited than the powers, rights or remedies that would otherwise be vested in Administrative Agent, any Lender or in such receiver under the Act in the absence of said provision, Administrative Agent, any such Lender (if applicable) and such receiver are vested with the powers, rights and remedies granted in the Act, to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Administrative Agent and/or any Lender which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, as amended or recodified from time to time, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Security Instrument, will be added to the indebtedness secured by this Security Instrument or by the judgment of foreclosure.
Section 15.4    VARIABLE RATE. The Notes which this Security Instrument secures are adjustable notes on which the interest rate may be adjusted from time to time in accordance with the terms and provisions set forth in such Notes and the Loan Agreement.
Section 15.5    REVOLVING CREDIT. This Security Instrument is given to secure a revolving credit loan and shall secure not only existing indebtedness, but also future advances, whether such advances are obligatory or to be made at the option of Administrative Agent or Lenders, or otherwise, as are made within twenty years from the date hereof, to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution of this Security Instrument, and although there may be no indebtedness outstanding at the time any advance is made. The lien of this Security Instrument or deed of

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trust, as to third persons without actual notice thereof, shall be valid as to all such indebtedness and future advances from the time this Security Instrument is filed for record in the office of the Recorder of Deeds of the county where the real property described herein is located. The total amount of indebtedness that may be so secured may increase or decrease from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $750,000,000, plus interest thereon, and any disbursements made for the payment of taxes, special assessments, or insurance on said real property, with interest on such disbursements. This Security Instrument shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, except taxes and assessments levied on said real property.
Section 15.6    RECEIVER. In addition to any provision of this Security Instrument authorizing Administrative Agent to take or be placed in possession of the Property, or for the appointment of a receiver, Administrative Agent has the right, in accordance with Sections 15-1701 and 15-1702 of the Act, as amended or recodified from time to time, to be placed in the possession of the Property or at its request to have a receiver appointed, and such receiver, or Administrative Agent, if and when placed in possession, will have, in addition to any other powers provided in this Security Instrument, all rights, powers, immunities, and duties and provisions for in Sections 15-1701, 15-1702, 15-1703 and 15-1704 of the Act, as amended or recodified from time to time.
Section 15.7    USURY; NOT AGRICULTURAL OR RESIDENTIAL PROPERTY. Borrower represents, warrants and covenants to Administrative Agent and the Lenders that the proceeds of the obligations secured hereby will be used solely for business purposes and in furtherance of the regular business affairs of Borrower, and the entire principal obligations secured by this Security Instrument constitute (i) a "business loan" for purposes of and as defined in 815 ILCS 205/4(1)(c), as amended or recodified from time to time, and (ii) a "loan secured by a mortgage on real estate" within the purview and operation of 815 ILCS 205/4(1)(l), as amended or recodified from time to time. Borrower represents, warrants and covenants to Administrative Agent and the Lenders that the Property does not constitute agricultural real estate, as said term is defined in 735 ILCS 5/15-1201 of the Act, as amended or recodified from time to time, or residential real estate as defined in 735 ILCS 15/1219 of the Act, as amended or recodified from time to time.
Section 15.8    WAIVERS OF REINSTATEMENT, REDEMPTION, AND OTHER RIGHTS. In addition to any other provision of this Security Instrument pertaining to waivers, Borrower hereby voluntarily and knowingly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Security Instrument, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of Borrower and of all other persons are and will be deemed to be hereby waived to the full extent permitted by the provisions of 735 ILCS 5/15-1601 and 735 ILCS 5/15-1602 of the Act, as amended or recodified from time to time, or other applicable law or replacement statutes. To the full extent permitted by law, Borrower hereby voluntarily and knowingly waives, on its own behalf and on behalf of each and every person, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension, reinstatement or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any applicable local, state or federal law.

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Section 15.9    ILLINOIS COLLATERAL PROTECTION ACT. Unless Borrower provides Administrative Agent with reasonable evidence of the insurance coverage required by this Security Instrument and the Loan Agreement, Administrative Agent may (upon no less than five (5) Business Days’ prior written notice to Borrower and otherwise, subject to the terms of Section 3.3 above), purchase insurance at Borrower’s expense to protect Administrative Agent’s and the Lenders’ interests in the Property. This insurance may, but need not, protect Borrower’s interest. The coverage that Administrative Agent purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property. Borrower may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with reasonable evidence that Borrower has obtained insurance as required by this Security Instrument and the Loan Agreement. If Administrative Agent purchases insurance for the Property, Borrower will be responsible for the costs of that insurance, including interest and any other charges Administrative Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance will be added to the indebtedness secured hereby. The cost of the insurance may be more than the cost of insurance Borrower may be able to obtain on its own. For purposes of the Illinois Collateral Protection Act, 815 ILCS 180/1 et. seq., as amended or recodified from time to time, Borrower hereby acknowledges notice of Administrative Agent’s right to obtain such collateral protection insurance, subject to the limitations set forth in this Security Instrument (including Sections 3.3 and this Section 15.9).
Section 15.10    FIXTURE FILING. This Security Instrument also constitutes a "fixture filing" for the purposes of 810 ILCS 5/9-502(b) and (c), as amended or recodified from time to time, against all of the Property which is or is to become fixtures. For such purposes, Borrower is the debtor, Administrative Agent is the secured party, their respective addresses are set forth in the preamble to this Security Instrument, and this Security Instrument may be filed in the real estate records of the recorder of deeds of the county(ies) in Illinois in which the Property is located.
Seciton 15.11    CONSTRUCTION MORTGAGE. This Security Instrument secures future advances to be used for construction of improvements on the Land pursuant to the Loan Agreement. Accordingly, this Security Instrument constitutes a “construction mortgage” under 810 ILCS 5/9-334(h), as amended or recodified from time to time.
Section 15.12    STATED MATURITY DATE. The Stated Maturity Date of the Loan is November 2, 2023, as such maturity date may be extended pursuant to the Loan Agreement.
Section 15.13    PROSSESSION OF THE PREMISES. To the maximum extent permitted by applicable law, Borrower hereby releases and waives any and all rights to retain possession of the Property after the occurrence and continuance of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure, pursuant to rights therein granted, on behalf of Borrower, all persons and entities interested in Borrower and each and every person (except judgment creditors of Borrower) acquiring any interest in, or title to, the Property subsequent to the date of this Security Instrument, and on behalf of all other persons to the extent permitted by the provisions of 735 ILCS 5/15-1603, as amended.

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[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.
BORROWER:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

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ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
)
County of Orange	)

On October 20, 2020, before me, K. Godin, Notary Public,
a Notary Public, personally appeared Charles J. Shcreiber, Jr. who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the of State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal:
Signature /s/ K. Godin (Seal)

EXHIBIT A
LEGAL DESCRIPTION
Note: The phrase "vacated 18 foot alley" as used in these legal descriptions is in reference to the 18 foot wide North-South alley lying in Block 50 which was vacated by Ordinance recorded January 5, 1907 as Document No. 3974491.
Parcel 1:
The South 275.06 feet (measured perpendicularly) of the following described property, all taken as a tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois.
Parcel 2a:
That part of the following described property, all taken as a tract, lying below a horizontal plane having an elevation of +23.00 feet Chicago City Datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois.
Parcel 2b:
Easement for the benefit of Parcels 1, 2a and 2c, as created by the Declaration of Easements, Covenants, Conditions and Restrictions made by Chicago and Northwestern Transportation Company, a Delaware corporation, and Chicago Title and Trust Company as Trustee under Trust Agreement dated March 31, 1982 and known as Trust Number 1079000, dated March 31, 1982 and recorded September 7, 1984 as Document No. 27245590, over the following described property:
That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of +23.00 feet Chicago City Datum, lying below a horizontal plane having an elevation of +59.63 feet Chicago City Datum, and lying North of the South 275.06 feet (measured perpendicularly) of said tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois,

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EXHIBIT A
LEGAL DESCRIPTION
(continued)

for the construction, maintenance, use, repair, replacement, renovation, reconstruction and improvement with caissons, support posts, arches, columns or other support devices; and for the installation and maintenance of utility lines.
Parcel 2c:
That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of +59.63 feet Chicago City Datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:
Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened) in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian in Cook County, Illinois.
PIN Nos.:
17-09-342-002-0000
17-09-342-004-0000
17-09-342-005-0000
FOR REFERENCE PURPOSES ONLY, THE ABOVE DESCRIBED PROPERTY IS COMMONLY KNOWN AS:
500 West Madison Street
Chicago, Illinois 60661

SMRH:4842-8642-7337.7	2	Accenture Tower - Mortgage,
0YWK-314211